CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No.37 to the registration statement on Form N-1A (File No. 2-98790) (“Registration Statement”) of our report dated September 18, 2014, relating to the financial statements and financial highlights of Putnam Tax-Free High Yield Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Auditor and Financial Statements" in such Registration Statement.

Boston, Massachusetts
November 24, 2014